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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)          August 2, 2002
                                                   ----------------------------



                           COMMUNITY BANCSHARES, INC.
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             (Exact name of registrant as specified in its charter)



       North Carolina                    0-22517                  56-1693841
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(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)



1301 Westwood Lane - Westfield Village, Wilkesboro, NC                  28697
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      (Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code         (336) 903-0600
                                                    ----------------------------



                                       N/A
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          (Former name or former address, if changed since last report)


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Item 5.  Other Events.
----------------------

         On August 2, 2002, Community Bancshares, Inc. (the "Company") signed a definitive Agreement and Plan of Merger which provides for the acquisition of the Company by United Community Bancorp, a North Carolina corporation ("UCB") through the merger of the Company with and into UCB. The Board of Directors of both UCB and the Company approved the Agreement and Plan of Merger and the transactions contemplated thereby.

         As a result of the merger, each issued and outstanding share of common stock of the Company will be converted into the right to receive merger consideration with a value of $21.00 (the "Merger Consideration"). Each of the Company's shareholders will be given the opportunity, subject to adjustment as discussed below, to elect to receive the Merger consideration as follows:

    .    $21.00 cash for each share of the Company's common stock held;

    . a number of shares (the "Exchange Ratio") of UCB common stock for each share of the Company's common stock held. The Exchange Ratio will be determined by dividing $21.00 by the average closing price of UCB's common stock over the twenty trading days ending on the third trading day prior to the closing of the merger; and

    . 70% of the Merger Consideration in shares of UCB common stock, with the remaining 30% in cash.

         Shareholders' elections as to the form of Merger Consideration will be adjusted, on a pro rata basis, so that 70% of the aggregate Merger Consideration paid by UCB will be in shares of UCB common stock, with the remaining 30% paid in cash.

         The merger is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

         The Agreement and Plan of Merger provides that each option granted by the Company to purchase shares of common stock of the Company which is outstanding and unexercised immediately prior to the effective time of the merger will be converted into and become a right to purchase shares of UCB common stock. The number of shares of UCB common stock subject to each option will be equal to the number of shares of common stock of the Company subject to such option immediately prior to the effective time of the merger multiplied by the exchange ratio, and the per share exercise price of UCB common stock purchasable thereunder shall be that specified in the option divided by the exchange ratio.

         Consummation of the merger is subject to various conditions, including approval of the Agreement and Plan of Merger and the merger by shareholders of both the Company and UCB, receipt of customary banking regulatory approvals and satisfaction of certain other conditions.

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         The preceding summary of certain provisions of the Agreement and Plan of Merger, a copy of which is filed as an exhibit hereto, is not intended to be complete and is qualified in its entirety by reference to the full text of the Agreement and Plan of Merger.

Item 7.  Financial Statements and Exhibits.
-------------------------------------------

         (c)      Exhibits:

         2 Agreement and Plan of Merger, dated as of August 2, 2002, by and between United Community Bancorp and Community Bancshares, Inc.

         99.1     Press release dated August 5, 2002.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                       COMMUNITY BANCSHARES, INC.



                                       By: /s/ Ronald S. Shoemaker
                                          --------------------------------------
                                          Ronald S. Shoemaker, President

Dated: August 6, 2002



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                                  EXHIBIT INDEX

Exhibit
Number           Description of Exhibit
------------     ---------------------------------------------------------------

2 Agreement and Plan of Merger, dated as of August 2, 2002, by and between United Community Bancorp and Community Bancshares, Inc.

99.1             Press release dated August 5, 2002.